UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 26, 2024
VISTA CREDIT STRATEGIC LENDING CORP.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-56562 (Commission File Number)	88-1906598 (IRS Employer Identification No.)
50 Hudson Yards, Floor 77, New York, New York, 10001
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 804-9100
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.    Unregistered Sales of Equity Securities.
On March 15, 2024, Vista Credit Strategic Lending Corp. (the “Company”) delivered a capital drawdown notice to its stockholders relating to the sale of shares of the Company's common stock, par value $0.01 per share (the “Common Stock”). The purchase price per share and number of shares issued was finalized on March 26, 2024. The purchase price per share was equal to $19.60. The following table details the Common Stock shares sold:

Date of Issuance	Number of Shares Issued	Total Consideration
March 26, 2024	2,040,816.327	$40,000,000.00
The sale of Common Stock was made pursuant to subscription agreements entered into by the Company and its investors. Under the terms of the subscription agreements, stockholders are required to fund drawdowns to purchase shares of Common Stock up to the amount of their respective capital commitments on an as-needed basis with a minimum of seven business days’ prior notice to stockholders.
The issuance of the Common Stock is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Regulation D or Regulation S thereunder, as applicable. The Company relied upon representations from the stockholders in the subscription agreements that each stockholder was either (i) an accredited investor as defined in Regulation D under the Securities Act or (ii) not a “U.S. person” as defined in Regulation S under the Securities Act.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vista Credit Strategic Lending Corp.

By:	/s/ Ross Teune

	Name:	Ross Teune

	Title:	Chief Financial Officer and Treasurer

Date:	March 27, 2024